Exhibit 3.1.27

CERTIFICATE OF LIMITED PARTNERSHIP

OF

CARRABBA’S/GREAT LAKES-I, LIMITED PARTNERSHIP

1.	CARRABBA’S/GREAT LAKES-I, LIMITED PARTNERSHIP
(Name of Limited Partnership; must contain a suffix such as “Limited,” “Ltd.,” or “Limited Partnership”)

2.	405 North Reo Street, Suite 210, Tampa, Florida 33609
(Business address of Limited Partnership)

3.	JOSEPH J. KADOW
(Name of Registered Agent for Service of Process)

4.	550 North Reo Street, Suite 200, Tampa, Florida 33609
(Florida street address for Registered Agent)

5.	/s/ Joseph J. Kadow
(Registered Agent must sign here to accept designation as Registered Agent for Service of Process)

6.	405 North Reo Street, Suite 210, Tampa, Florida 33609
(Mailing Address of the Limited Partnership)

7.	The latest date upon which the Limited Partnership is to be dissolved is: 12/31/2039

8.	Name(s) of general partner(s):	Street address:

	CARRABBA’S ITALIAN GRILL, INC.	405 North Reo Street, Suite 210 Tampa, Florida 33609

Under penalties of perjury I (we) declare that I (we) have read the foregoing and know the contents thereof and that the facts stated herein are true and correct.

Signed this 16th day of November, 1998.

CARRABBA’S ITALIAN GRILL, INC., a Florida corporation, as the sole General Partner

By:	/s/ Carl W. Sahlsten
CARL W. SAHLSTEN, President

AFFIDAVIT OF CAPITAL CONTRIBUTIONS

FOR FLORIDA LIMITED PARTNERSHIP

The undersigned, constituting the sole general partner of CARRABBA’S/GREAT LAKES-I, LIMITED PARTNERSHIP, a Florida Limited Partnership, certify that:

The amount of capital contributions to date of the limited partners is $ -Zero-.

The total amount contributed and anticipated to be contributed by the limited partners at this time totals $75,000.

Signed this 16th day of November, 1998.

FURTHER AFFIANT SAYETH NOT.

Under penalties of perjury I (we) declare that I (we) have read the foregoing and know the contents thereof and that the facts stated herein are true and correct.

CARRABBA’S ITALIAN GRILL, INC., a Florida corporation, as General Partner

By:	/s/ Carl W. Sahlsten
CARL W. SAHLSTEN, President